Exhibit 10.5

                           EMPLOYEE LEASING AGREEMENT

     This EMPLOYEE LEASING AGREEMENT ("Agreement") is made and entered into this 29th day of July, 2003, by and between CPP Holdings Limited ("CPP Parent") and CPP US Operations Group, LLC, ("CPP US") a Delaware limited liability company (collectively, "CPP"), and Metris Companies, Inc., a Delaware corporation ("Metris").

                                 R E C I T A L S

     WHEREAS, CPP and Metris are parties to that certain Asset Purchase Agreement dated July 29, 2003, by and among Metris, Metris Direct, Inc., Metris Direct Services, Inc., Metris Travel Services Inc., Metris Club Services, Inc., Metris Warranty Services, Inc., and Metris Warranty Services of Florida, Inc., CPP Holdings Limited and CPP US Operations Group, LLC, (the "Asset Purchase Agreement"), pursuant to which CPP has agreed to acquire the Purchased Assets of the Business (as such terms are defined in the Asset Purchase Agreement). Capitalized terms used herein without definition shall have the meaning ascribed to such terms in the Asset Purchase Agreement.

     WHEREAS, CPP US desires to utilize certain employees of the Metris and its Affiliates (collectively, along with Metris, the "Metris Companies") to perform work in the Business from and after the Closing for a limited period as hereinafter provided.

     NOW THEREFORE, in consideration of the premises and the mutual covenants herein set forth, CPP and Metris (collectively, the "Parties") agree as follows:

1. Term. This Agreement shall be effective as of the Closing and shall continue in full force and effect through September 30, 2003 or such earlier date specified by CPP Parent or CPP US in written notice given to Metris at least 30 days in advance of such earlier termination date (the "Term").

2. Leasing of Employees and Compensation. During the Term, Metris shall, or shall cause the applicable Metris Company to, lease to CPP US or one or more of its subsidiaries or entities owned or controlled by CPP US and its subsidiaries (collectively, along with CPP Parent, the "CPP Companies") specified by CPP US for the purpose of performing work in the Business the services of the employees identified in Attachment A (the "Leased Employees"). In all instances, such services shall be performed at service and performance levels consistent with those provided to the Business prior to the beginning of the Term. During the Term and notwithstanding anything in the Asset Purchase Agreement to the contrary, CPP US shall compensate Metris fully for all Leased Employee wage and benefit costs as provided in Attachment B.

3. Payroll and Benefits. The Metris Companies shall be solely responsible during the Term for (i) paying to Leased Employees all compensation at the wage and salary rates set forth on Attachment A (or such other rates as CPP US and Metris may mutually agree upon from time to time) and providing to Leased Employees all benefits pursuant to the Metris Companies' applicable employee benefit plans or programs and as provided by law and (ii) all payroll, accounting and administrative services associated with payment of each Leased Employee's compensation and the administration and provision of benefits pursuant to their employee benefit plans or programs and as provided by law. The Metris Companies shall be solely responsible for the payment of all federal, state and local payroll taxes, workers' compensation insurance, unemployment compensation and social security benefits for the Leased Employees and for preparing and filing all returns and reports concerning the Leased Employees. The Metris Companies shall be solely responsible for obtaining and maintaining in full force and effect during the Term workers' compensation insurance coverage for the Leased Employees in accordance with applicable law.

4. Management. The Metris Companies' status under this Agreement shall be that of independent contractors and the applicable Metris Company shall be at all times during the Term the employer for all purposes of its Leased Employees. The Leased Employees shall not be deemed to be employees of CPP Parent, CPP US or other CPP Companies for any purpose. CPP US shall be in control of the overall direction of the Business, and shall be solely responsible for managing the Leased Employees and shall have the sole and exclusive right to supervise, manage, discipline, and train the Leased Employees. In the event CPP US directs Metris to do so, Metris shall, subject to applicable law, lay-off and discharge Leased Employees during the Term. Metris shall not lay-off or discharge Leased Employees during the Term other than pursuant to the express direction of CPP Parent or CPP US. To the extent that the Leased Employees are located in any of the Metris Companies' facilities during the Transition Period, Metris shall, and shall cause the applicable Metris Company to, permit the applicable CPP Company's managers into such facilities.

5. Compliance with Laws. In connection with the supervision, management, discipline and training of the Leased Employees, CPP will comply, and will cause CPP Company's managers, CPP employees and the Leased Employees to comply, with applicable federal, state and local labor and employment laws, including but not limited to laws pertaining to employment discrimination, labor relations, and health and safety. Metris shall be responsible for maintaining time records, payroll records, employment eligibility forms, personnel files, medical files, workers' compensation records, unemployment compensation records, or other documents pertaining to the Leased Employees, in accordance with applicable federal, state and local laws and Metris, in fulfilling these obligations, shall comply with applicable federal, state and local laws, including but not limited to those pertaining to unemployment compensation, workers' compensation and immigration.

6. Insurance. Metris shall maintain at all times during the Term (i) employment practices liability insurance coverage, with limits of at least $3,000,000 per claim, and a deductible of no more than $2,500,000 for all Leased Employees, and
(ii) comprehensive general liability insurance, including property damage coverage and personal injury liability coverage for claims arising out of acts or omissions of the Leased Employees occurring during the course of their employment, with coverage of at least $1,000,000 per occurrence. Metris will cause CPP and each of the CPP Companies for whom the Leased Employees are performing services to be added as a "loss payee" under such policies and shall furnish CPP with a "Certificate of Insurance" or the equivalent as proof of coverage for each such policy. In addition, Metris shall continue to provide Workers Compensation insurance for Leased Employee until such time as they cease to be Metris employees at statutory limits and in accord with Metris' policies with respect its employees who are not Leased Employees.

7. Termination. Upon expiration of the Term, CPP US shall offer, or cause one or more of the CPP Companies to offer, employment to Leased Employees as and to the extent required in the Asset Purchase Agreement. Metris shall cooperate in good faith with CPP US and shall reasonably accommodate and assist CPP US in the transition of Leased Employees who become employees of CPP US or other CPP Company. Metris shall have no other obligation to CPP to provide services of Leased Employees following the expiration of the Term.

8. Indemnification.

a. CPP will indemnify each of the Metris Companies against and agrees to hold it harmless from any and all damage, loss, claim, liability and expense (including without limitation, reasonable attorneys' fees and expenses in connection with any claim, action, suit or proceeding brought against it) incurred or suffered by such Metris Company arising out of:

          (i) breach of this Agreement by CPP Parent, CPP US or another CPP Company ; or

          (ii) any claim for compensation or benefits by Leased Employees who become Transferred Employees or CPP employees (or the dependents or beneficiaries thereof) related to or arising from events following the Term; or

          (ii) any acts or omissions of a Leased Employee while a Leased Employee or agent or contractor engaged by a CPP Company or the acts or omissions of CPP or another CPP Company.

b. Metris will indemnify CPP Parent, CPP US and each of the CPP Companies against and agrees to hold it harmless from any and all damage, loss, claim, liability and expense (including without limitation, reasonable attorneys' fees and expenses in connection with any claim, action, suit or proceeding brought against it) incurred or suffered by CPP Parent, CPP US or other CPP Company arising out of:

          (i) breach of this Agreement by Metris;

          (ii) any claim for compensation or benefits by Leased Employees (or the dependents or beneficiaries thereof) related to or arising from events during or preceding the Term; or

          (iii) acts or omissions of a Metris Company employee, excluding Leased Employees while Leased Employees, or an agent or contractor engaged by a Metris Company or the acts or omissions of Metris or any other Metris Company.

9. Controlling Law. The interpretation and enforcement of this Agreement shall be governed by the laws of the State of Minnesota, exclusive any of rules pertaining to choice of law.

10. Modifications. The Parties agree that the provisions of this Agreement may not be modified by any subsequent agreement unless the modifying agreement is:
(i) in writing; (ii) specifically references this Agreement; (iii) is signed by authorized representatives of the Parties.

11. Severability. The Parties acknowledge and agree that each provision of this Agreement shall be enforceable independently of every other provision. Furthermore, in the event that any provision is deemed to be unenforceable for any reason, the remaining provisions shall remain effective, binding and enforceable.

12. Controlling Upon Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. This Agreement may not be assigned by any Party, except to a wholly controlled affiliate or wholly owned subsidiary of such Party, or with the written permission of the other Party; such permission shall not be unreasonably withheld.

13. Notices. Any notice or other communication between the Parties shall be in writing and shall be deemed given when personally delivered, or twenty-four (24) hours after being sent by Federal Express or other overnight courier service providing delivery confirmation, or five (5) business days after mailing by certified mail, postage prepaid, addressed as follows:

     a. If to CPP:


                       Attn:

     b. If to Metris:  Metris Companies Inc.
                       10900 Wayzata Boulevard
                       Minnetonka, Minnesota 55305 Attn:
                       General Counsel

14. Counterparts. This Agreement may be executed in multiple counterparts, all of which shall constitute a single agreement.

15. Captions. The titles of the sections herein have been inserted as a matter of convenience of reference only and shall not control or affect the meaning or construction of any of the terms and provisions hereof. As used in this Agreement, the plural shall include the singular and the singular shall include the plural whenever appropriate.

16. Waivers. No waiver of any of the provisions of this Agreement shall be valid and enforceable unless such waiver is in writing and signed by the Parties to be charged, and, unless otherwise stated therein, no such waiver shall constitute a waiver of any other provision hereof (whether or not similar) or a continuing waiver.

17. Third Parties. Except as otherwise explicitly provided herein, nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any other persons other than the Parties and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any Party, nor shall any provision give any third parties any right of subrogation or action over or against any of the Parties hereto. This Agreement is not intended to and does not create any third party beneficiary rights whatsoever.

18. Relationship of the Parties. No joint venture, partnership, agency or employment relationship is created by this Agreement. No Party shall act as an agent or partner of any other Party or make any commitments for or create any obligations of any other Party except as provided herein without such other Party's prior written consent.

19. Survival. The provisions of this Agreement shall survive the expiration of the Term and the termination of Metris' services pursuant to this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and the year first above written.

            CPP HOLDINGS, LIMITED
            An entity organized and existing under the laws of England and Wales

            By:  /s/Andrew C. Fisher
            Title: Director
            Date: July 29, 2003

            CPP US OPERATING GROUP, LLC
            a Delaware limited liability company


            By:  /s/Andrew C. Fisher
            Title: President and CEO
            Date: July 29, 2003


            METRIS COMPANIES INC.
            a Delaware corporation

            By: /s/David D. Wesselink
            Title: Chairman and CEO
            Date: July 29, 2003




                                  Attachment A



          As described on Schedule 5.10 of the Asset Purchase Agreement




                                  Attachment B

For services rendered to CPP by the Leased Employees during each calendar month (or portion thereof) of the Term, CPP shall promptly pay the Metris Companies upon invoice a monthly fee in an amount equal to the sum of the following:

         1. The actual wages and salary paid by the Metris Companies to the Leased Employees in the ordinary course of business with respect to such services, including for holidays but excluding paid time off, with such wages and salary to be based on the wage and salary rates set forth on Attachment A with such modifications as CPP and Metris may mutually agree upon from time to time;

         2. The amount of paid time off accrued by Leased Employees during such period, with such accruals to be based on the wage and salary rates set forth in Attachment A with such modifications as CPP and Metris may mutually agree upon from time to time.

         3. Employer matching contributions due to the Metris Retirement
Plan based on 401(k) contributions deferred from wages and salary described in item 1;

         4. Severance pay and benefits paid to any Leased Employee terminated at the request of CPP during such period specifically excluding any severance pay or benefits payable under any Change of Control Severance Agreement;

         5. All insurance premiums paid by Metris pursuant to this Agreement (adjusted pro-rata based on number of Leased Employees as compared to the total number of Metris employees covered under each applicable policy of insurance), including the employer-paid portion of premiums under any insured welfare/workers' compensation plan or program due for such period (pro-rated if less than a full calendar month) in respect of Leased Employees and the employer-paid portion of claims incurred under any self-insured welfare plan or program in respect of Leased Employees during or for such period. Claims shall be deemed incurred for this purpose under a self-insured hospital, medical, drug, dental or dependent care plan when the service or supply was purchased or received, under a short-term or long-term disability plan each day during such period for which the benefit amount is payable (pro-rated if such period is less than a full calendar month), and under a life insurance/AD&D plan on the date of death or dismemberment;

         6. The amount of reimbursable expenses incurred during such period by Leased Employees under the tax planning/financial planning allowance program, take-a-taxi program, tuition assistance plan, adoption plan and underground parking at Metris corporate headquarters program, and the amount of the monthly perquisite allowance payable to Leased Employees for such period (pro-rated if less than a full calendar month); and

         7. The actual amount of payroll taxes imposed on and paid by the Metris Companies during such period in respect of the above items.

For the avoidance of doubt, the monthly fee payable by CPP for Leased Employee services shall not include any costs attributable to any other Metris Company compensation or benefit plan or program, including the Metris Employee Stock Purchase Plan, Supplemental Retirement Plan, Management Stock Purchase Plan, Non-Qualified Stock Option Program and other awards under the Long-Term Incentive and Stock Option Plan, Change of Control Severance Agreements, Retention Bonus Program, the Annual Management Incentive of other incentive Plans, Dell employee purchase plan, and any severance plan or program (other than as set forth in item 4 above).